Exhibit 99.1

It is imperative for ALL stockholders to VOTE your shares.

Voting deadline is October 3rd at 11:59 p.m., EST

Kintara Therapeutics, Inc. (“Kintara”) has adjourned their Special Meeting of Stockholders until October 4, 2024 at 9:00 a.m. (EST) because the voting threshold has not been reached on Proposals 3 & 5 (as described in Kintara’s definitive proxy statement and final prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2024). Prominent proxy advisory services, Institutional Shareholder Services and Glass Lewis, have both recommended stockholders vote "FOR" Proposals 3 & 5.

The majority of the voting power of Kintara’s outstanding shares as of August 14, 2024 are needed to approve the proposals to allow for completion of the proposed merger (the “Merger”) with TuHURA Biosciences, Inc. ("TuHURA").

If the proposed Merger is not completed, the future of Kintara is uncertain.

If you were a Kintara stockholder as of August 14, 2024 YOU ARE ELIGIBLE TO VOTE, even if you have since sold your shares. If you are no longer a Kintara stockholder but hold voting rights, your vote will support Kintara’s ongoing clinical trial of REM- 001 in cutaneous metastatic breast cancer patients.

Support Kintara’s future. Vote today.

For assistance with voting your shares, contact Alliance Advisors at

1-(866)-619-8907 North America, or +1 (551)-210-9859 if international.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Additional Information About the Proposed Merger and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed Merger of Kintara and TuHURA. In connection with the proposed Merger, Kintara has filed relevant materials with the SEC, including a Registration Statement on Form S-4 that contains a definitive proxy statement and final prospectus of Kintara (the “proxy statement/prospectus”). This Registration Statement was declared effective on August 13, 2024 and Kintara has filed or may file other documents regarding the proposed Merger with the SEC. This press release is not a substitute for the Registration Statement or for any other document that Kintara has filed or may file with the SEC in connection with the proposed Merger. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINTARA, TUHURA, THE PROPOSED MERGER AND RELATED MATTERS THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus has been sent to Kintara’s stockholders. Investors and security holders will be able to obtain the proxy statement/prospectus and other documents filed by Kintara with the SEC (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that Kintara communicates with investors and the public using its website (www.kintara.com), the investor relations website (https://www.kintara.com/investors) where anyone will be able to obtain free copies of the definitive proxy statement/prospectus and other documents filed by Kintara with the SEC, and stockholders are urged to read the definitive proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed Merger.

Participants in the Solicitation

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed Merger of Kintara and TuHURA. In connection with the proposed Merger, Kintara has filed relevant materials with the SEC, including a Registration Statement on Form S-4 that contains a definitive proxy statement and final prospectus of Kintara (the “proxy statement/prospectus”). This Registration Statement was declared effective on August 13, 2024 and Kintara has filed or may file other documents regarding the proposed Merger with the SEC. This press release is not a substitute for the Registration Statement or for any other document that Kintara has filed or may file with the SEC in connection with the proposed Merger. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINTARA, TUHURA, THE PROPOSED MERGER AND RELATED MATTERS THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus has been sent to Kintara’s stockholders. Investors and security holders will be able to obtain the proxy statement/prospectus and other documents filed by Kintara with the SEC (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that Kintara communicates with investors and the public using its website (www.kintara.com), the investor relations website (https://www.kintara.com/investors) where anyone will be able to obtain free copies of the definitive proxy statement/prospectus and other documents filed by Kintara with the SEC, and stockholders are urged to read the definitive proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed Merger.

Forward-Looking Statements

This press release contains forward-looking statements based upon Kintara’s and TuHURA’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Kintara's or TuHURA's management team's expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the proposed Merger and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs, in particular with respect to TuHURA's IFx-Hu2.0 product candidate novel bifunctional ADCs, and any developments or results in connection therewith; the anticipated timing of the results from those studies and trials; expectations regarding the use of capital resources, including the net proceeds from the financing that closed in connection with the signing of the definitive agreement, and the time period over which the combined company's capital resources will be sufficient to fund its anticipated operations; and the expected trading of the combined company's stock on the Nasdaq Capital Market. These statements are only predictions. Kintara and TuHURA have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Kintara’s and TuHURA’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the proposed Merger are not satisfied, including the failure to obtain Kintara stockholder approval for the proposed Merger; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Kintara and TuHURA to consummate the transactions contemplated by the proposed Merger; (iii) risks related to Kintara’s and TuHURA’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed Merger by either Kintara or TuHURA; (v) the effect of the announcement or pendency of the proposed Merger on Kintara’s or TuHURA’s business relationships, operating results and business generally; (vi) costs related to the proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Kintara, TuHURA, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Kintara or TuHURA to protect their respective intellectual property rights; (viii) competitive responses to the proposed Merger; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) whether the combined business of TuHURA and Kintara will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and the Registration Statement on Form S-4 related to the proposed Merger filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in Kintara’s registration statements, reports and other filings with the SEC, which are available on Kintara’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Kintara nor TuHURA can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Kintara and TuHURA undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.